EXHIBIT 99
                                     PROXY

                         CAMDEN TELEPHONE COMPANY, INC.
                              170 West Main Street
                           Camden, Indiana 46917-0066



          This Proxy is Solicited on Behalf of the Board of Directors.


PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.

              The undersigned hereby appoints James Sullivan and JoAnn Johnson and either of them as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them or either of them to represent and to vote all the shares of capital stock, Common, no par value, of Camden Telephone Company, Inc., held on record by the undersigned on August 22, 1995, at the special meeting of shareholders to be held on October 6, 1995, and any adjournment or adjournments thereof, as described below on the following Proposals and also, as such proxies may in their discretion determine, upon all other matters of business as may properly come before such meeting and any adjournment or adjournments thereof.

              PROPOSAL 1. The approval and adoption of the Agreement and Plan of Merger dated as of April 27, 1995, as amended by the First Supplemental Agreement dated as of June 29, 1995, and the Second Supplemental Agreement dated as of August 10, 1995, by and among Telephone and Data Systems, Inc. ("TDS"), TDS-Camden Acquisition Corp. ("Sub") and Camden Telephone Company, Inc. ("Camden"), providing for the merger of Sub with and into Camden, as set forth in the accompanying Proxy Statement-Prospectus.

    [  ] FOR                   [  ] AGAINST                       [  ] ABSTAIN


              PROPOSAL 2. The adjournment or adjournments of the special meeting of shareholders if a quorum is not obtained.

    [  ] FOR                   [  ] AGAINST                       [  ] ABSTAIN

              This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR the Proposal 1 and Proposal 2.

Please sign exactly as your name appears on your Camden stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign the partnership name by authorized person.




Date:____________________, 1995       ________________________________________
                                                       Signature


                                      ----------------------------------------
                                              Signature(s), if held jointly


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